UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 20, 2011

XO HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-30900	54-1983517
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13865 Sunrise Valley Drive
Herndon, Virginia 20171
(Address of Principal Executive Offices)

(703) 547-2000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 20, 2011, the Compensation Committee of the Board of Directors of XO Holdings, Inc. (the “Compensation Committee”) approved the XO Communications Services, Inc. 2011 Special Recognition Award Plan (the “2011 Special Recognition Award Plan”). The 2011 Special Recognition Award Plan provides for the payment of cash bonuses to certain eligible key employees for the purposes of encouraging such employees to remain employed by XO Communications Services, Inc. (the “Company”).  The employees eligible to receive awards under the 2011 Special Recognition Award Plan include our Named Executive Officers including the Chief Financial Officer, President, Business Services; President, Carrier Services; and Senior Vice President, External Affairs.

Each employee receiving an award under the 2011 Special Recognition Award Plan shall receive payment of fifty (50) percent of the award amount in cash within thirty (30) days after the Special Recognition Award has been granted and the employee has executed and timely returned to the Company the Special Recognition Award Letter specified in the 2011 Special Recognition Award Plan, with the remaining fifty (50) percent of the award amount to be paid in cash on or prior to April 30, 2012.  The 2011 Special Recognition Award Plan generally provides that if an employee is not employed by the Company at any time between the time the employee receives, executes, and timely returns to the Company the Special Recognition Award Letter through March 31, 2012, the employee will not receive the second payment of fifty (50) percent of the award amount, and the employee will be required to repay the Company any amount already received under the 2011 Special Recognition Award Plan.  Further, the 2011 Special Recognition Awards Plan provides that an award shall vest and shall not be subject to repayment if the employee is terminated by the Company without Cause (as such term is defined in the 2011 Special Recognition Award Plan), or if the employee dies, in each case prior to March 31, 2012, and at all times prior to such event the employee has performed all of the duties and obligations of his or her employment and, other than in the case of the employee’s death, the employee has cooperated with the Company to effect a transition of the employee’s responsibilities and to ensure that the Company is aware of the matters handled by the employee.

The Compensation Committee may, at any time and for any reason, with or without advance notice, amend or terminate the 2011 Special Recognition Award Plan in whole or in part, except that no amendment may have an adverse material effect on the rights of any employee participating in the 2011 Special Recognition Award Plan who has received a Special Recognition Award Letter, unless otherwise agreed to in writing by such employee and the Company.  The Compensation Committee (or its designee) shall determine eligibility for the 2011 Special Recognition Award Plan and the amounts of any awards payable under the 2011 Special Recognition Award Plan.  The foregoing is only a brief summary of the 2011 Special Recognition Award Plan and is qualified by the terms and conditions of the 2011 Special Recognition Award Plan, which the Company expects to include as an exhibit with its quarterly report on Form 10-Q to be filed in respect of the quarter ending June 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XO HOLDINGS, INC.
By:	/s/ Laura W. Thomas
	Name:	Laura W. Thomas
	Title:	Senior Vice President and Chief Financial Officer
Date: April 26, 2011